EXHIBIT 99.1

Citizens South Banking Corporation Announces Third Quarter 2011 Earnings

GASTONIA, N.C., Oct. 24, 2011 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the holding company for Citizens South Bank (the "Bank"), released its unaudited results of operations and other financial information for the three-month and nine-month periods ended September 30, 2011. Highlights from the third quarter of 2011 are as follows:

  Net income available to shareholders increased from a net loss of $528,000, or $0.05 per diluted share, for the quarter ended September 30, 2010, to net income of $126,000, or $0.01 per diluted share, for the quarter ended September 30, 2011.
  The Company's pre-tax, pre-credit earnings of $3.5 million for the third quarter of 2011 were $522,000 higher than the Company's pre-tax, pre-credit earnings in the third quarter of 2010.
  The Company's net interest margin of 3.76% for the third quarter of 2011 increased by 34 basis points compared to the Company's net interest margin for the third quarter of 2010.
  Non-performing non-covered assets decreased by 14.0% on a linked-quarter basis to 2.61% of total assets at September 30, 2011.
  Non-covered past due loans 30 to 89 days delinquent and still accruing interest decreased by 21.2% on a linked quarter basis to 0.77% of total non-covered loans at September 30, 2011.
  The Company realized organic non-covered loan growth of $8.5 million, or 5.9% annualized, during the third quarter of 2011.
  The Company's non-time core deposits grew by $9.5 million, or 8.4% annualized, during the third quarter of 2011.
  The Company completed the computer conversion of New Horizons Bank, which was acquired in April 2011.
  The Company redeemed all of the preferred stock issued to the U.S. Treasury Department under the Capital Purchase Program, a part of the Troubled Asset Relief Program ('TARP").
  The Company was approved to participate in the U.S. Treasury Department's Small Business Lending Fund ("SBLF"). Participation in the SBLF helped to facilitate the TARP repayment.
  The Board of Directors approved a quarterly dividend of $0.01 per common share. The dividend will be payable to stockholders of record as of November 7, 2011, and will be distributed November 21, 2011.

President Kim S. Price stated, "We are encouraged by the positive trend in a number of different areas this quarter, including growth in operating earnings, non-covered loans, and non-time core deposits. Also, the decrease in our nonperforming non-covered assets and non-covered past due loans will be a factor in driving future earnings growth. We continue to focus on profitability, growing our franchise, and adding shareholder value as the community banking landscape evolves in this challenging economy."

Third Quarter Financial Results:

Improving Asset Quality

The Company continued to experience positive trends in important credit quality metrics on a linked-quarter basis. The Company's non-covered past due loans (loans not covered under FDIC loss-sharing agreements), which includes non-covered loans that are 30 to 89 days delinquent and still accruing interest, decreased by $1.2 million, or 21.2%, to $4.5 million, or 0.77% of total non-covered loans, during the third quarter. Also during the third quarter, nonperforming non-covered assets declined from $33.4 million, or 2.99% of total assets at June 30, 2011, to $28.7 million, or 2.61% of total assets at September 30, 2011. This represents a decrease of $4.7 million, or 14.0%, in nonperforming non-covered assets for the third quarter. Net charge-offs during the third quarter totaled $1.1 million, or 0.79% of average non-covered loans on an annualized basis. Due in part to the decline in nonperforming non-covered assets during the quarter, the Company reduced its loan loss provision from $1.7 million during the second quarter of 2011 to $1.4 million during the third quarter of 2011. However, despite this decrease in the loan loss provision, the Company's allowance for loan losses to total non-covered loans increased from 2.22% at June 30, 2011, to 2.23% at September 30, 2011.

As nonperforming loans move through the disposition process and become other real estate owned ("OREO"), the Company incurs expenses and valuation adjustments related to OREO. During the third quarter of 2011 these expenses totaled $1.6 million, compared to $2.0 million for the second quarter of 2011.

President Price commented, "The general economy and real estate environment continue to be challenging in most of our markets. However, we are encouraged by the positive trends of our credit quality this quarter and we are cautiously optimistic that these improving trends will continue."

Growth in Loans and Core Deposits

Despite some positive trends in local economic conditions, loan demand continues to be sparse, but improving. Total non-covered loans decreased by $12.3 million, or 2.1%, from September 30, 2010 to September 30, 2011. However, on a linked-quarter basis, non-covered loans increased by $8.5 million, or 5.9% annualized. This increase was largely due to management's continued focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans. We have become more competitive in our pricing and have realigned our lending team to be more effective in developing quality business relationships.

The Company continues to experience strong non-time core deposit growth. From September 30, 2010 to September 30, 2011, non-time core deposits increased by $63.1 million, or 15.9%, to $460.5 million. A portion of this growth was due to the $21.9 million in non-time core deposits that were assumed in the New Horizons Bank acquisition. On a linked-quarter basis, non-time core deposits increased by $9.5 million, or 8.4% annualized. This growth in non-time core deposits was largely attributable to a continued focus on deposit gathering as part of our relationship banking model.

Strong Capital Position

The Company's capital position continues to be a source of strength and provides a competitive advantage during these uncertain economic times. At September 30, 2011, the Bank's total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios were 17.3%, 16.1%, and 9.5%, respectively, compared to 16.8%,15.6%, and 9.6% respectively, at September 30, 2010. The Bank exceeded the regulatory minimum capital ratios to be considered well-capitalized by 172.8%, 267.1%, and 188.5% for total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital, respectively, at September 30, 2011.

Increasing Net Interest Income and Net Interest Margin

The Company's net interest income for the third quarter of 2011 increased by $886,000, or 11.35%, as compared to the third quarter of 2010. The primary reason for this growth was a 34 basis point increase in the Company's net interest margin from 3.42% for the three months ended September 30, 2010, to 3.76% for the three months ended September 30, 2011. The improvement in the net interest margin was due to a 55 basis point decrease in the Company's cost of funds which was partly offset by a seven basis point decrease in the Company's yield on assets. On a linked-quarter basis, the Company's net interest margin decreased by two basis points. Given the Company's high level of liquidity, coupled with strong core deposit growth, the Company has been able to repay maturing time deposits or reprice these time deposits at lower market rates at maturity. This time deposit repricing has contributed to the decline in the cost of funds.

Noninterest Income and Expense

Noninterest income decreased by $300,000 to $2.0 million for the quarter ended September 30, 2011, as compared to the quarter ended September 30, 2010. Excluding the effects of gains (losses) from acquisitions and gains (losses) on sale of investments and other assets, noninterest income decreased by $90,000, or 4.6%, for the third quarter of 2011 compared to the third quarter of 2010. This decrease was primarily due to an $111,000 reduction in mortgage banking income and a $47,000 reduction in service charges on deposit accounts.

Noninterest expense increased by $1.2 million during the third quarter of 2011 compared to the third quarter of 2010.  Excluding valuation adjustments and other expenses on other real estate owned and acquisition and integration expenses, noninterest expense increased by $257,000, or 3.7%, during the respective third quarter periods. This increase was partially due to the Company's acquisition of New Horizons Bank in April 2011. However, despite the acquisition, the Company realized reductions in compensation and benefits, professional services, amortization of intangible assets and other noninterest expenses during the comparable third quarter periods.

About Citizens South Banking Corporation and Citizens South Bank

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At September 30, 2011, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under accounting principles generally accepted in the United States ("GAAP"), and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2010, describe some of these factors.

Important Tables Follow

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011			2010
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 11,308	$ 11,488	$ 10,457	$ 11,055	$ 11,675
Interest expense	2,554	2,826	2,855	3,411	3,790
Net interest income - taxable equivalent	8,754	8,662	7,602	7,644	7,885
Less: Taxable-equivalent adjustment	62	69	70	70	79
Net interest income	8,692	8,593	7,532	7,574	7,806
Provision for loan losses	1,350	1,700	3,000	5,000	3,000
Net interest income after loan loss provision	7,342	6,893	4,532	2,574	4,806
Noninterest income	1,990	5,886	1,478	2,274	2,290
Noninterest expense	8,931	9,270	7,672	7,918	7,781
Net income (loss) before income taxes	401	3,509	(1,662)	(3,070)	(685)
Income tax expense (benefit)	28	1,213	(771)	(1,331)	(413)
Net income (loss)	373	2,296	(891)	(1,739)	(272)
Dividends on preferred stock	247	256	256	256	256
Net income (loss) available to common shareholders	$ 126	$ 2,040	$ (1,147)	$ (1,995)	$ (528)

Per Common Share Data:
Net income (loss):
Basic	$ 0.01	$ 0.18	$ (0.10)	$ (0.18)	$ (0.05)
Diluted	0.01	0.18	(0.10)	(0.18)	(0.05)
Weighted average shares outstanding:
Basic	11,462,107	11,455,642	11,491,734	11,173,174	10,844,386
Diluted	11,462,107	11,455,642	11,491,734	11,173,174	10,844,386
End of period shares outstanding	11,506,324	11,506,324	11,508,750	11,508,750	10,964,146
Cash dividends declared	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.04
Book value	6.44	6.44	6.22	6.32	6.86
Tangible book value	6.31	6.29	6.09	6.17	6.70

Selected Financial Performance Ratios (annualized):
Return on average assets	0.05%	0.73%	(0.44)%	(0.74)%	(0.20)%
Return on average common equity	0.68%	11.00%	(6.39)%	(10.68)%	(2.77)%
Noninterest income to average total assets	0.72%	2.12%	0.56%	0.85%	0.85%
Noninterest expense to average total assets	3.23%	3.34%	2.91%	2.95%	2.88%

Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$ 126	$ 2,040	$ (1,147)	$ (1,995)	$ (528)
(Gain) loss on acquisition, net of tax	29	(2,695)	155	(90)	(118)
(Gain) loss on sale of investments, net of tax	(67)	--	--	--	(186)
Other-than-temporary impairment on securities, net of tax	--	--	--	365	--
Acquisition and integration expenses, net of tax	86	345	27	26	86
Net operating income (loss)	$ 174	$ (310)	$ (965)	$ (1,694)	$ (746)

Operating net income (loss) per common share:
Basic	$ 0.02	$ (0.03)	$ (0.08)	$ (0.15)	$ (0.07)
Diluted	0.02	(0.03)	(0.08)	(0.15)	(0.07)

Pre-tax, pre-credit earnings (1)	$ 3,545	$ 3,902	$ 2,638	$ 2,885	$ 3,023

Operating return on average assets	0.06%	(0.11)%	(0.37)%	(0.63)%	(0.28)%
Operating return on average common equity	0.73%	(1.30)%	(4.13)%	(7.15)%	(3.10)%
Operating efficiency ratio (2)	67.52%	65.92%	69.97%	70.49%	72.04%

(1) Calculated using net interest income plus noninterest income less noninterest expense adjusted for the following items: 1) gains or losses from acquisition or sale of investments or sale of other assets; 2) other-than-temporary impairment on securities; 3) amortization of intangible assets; 4) other real estate owned valuation adjustments and expenses; and 5) acquisition and integration expenses.
(2) Calculated by dividing noninterest expense by net interest income plus noninterest income excluding the following items: 1) gains or losses from acquisition or sale of investments; 2) other-than-temporary impairment on securities; 3) other real estate owned valuation adjustments and expenses; and 4) acquisition and integration expenses.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011			2010
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands, except per share data)

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$ 12,742	$ 12,006	$ 11,924	$ 10,752	$ 9,796
Add: Provision for loan losses	1,350	1,700	3,000	5,000	3,000
Less: Net charge-offs	1,136	964	2,918	3,828	2,044
Allowance for loan losses - end of period	$ 12,956	$ 12,742	$ 12,006	$ 11,924	$ 10,752

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	$ 4,479	$ 5,687	$ 5,692	$ 13,787	$ 6,602
Past due loans (30-89 days) to total non-covered loans	0.77%	0.99%	0.97%	2.34%	1.11%

Nonperforming non-covered loans:
One-to-four family residential	$ 1,556	$ 1,406	$ 2,373	$ 1,864	$ 2,068
Construction	--	--	72	14	163
Acquisition and development	6,459	5,155	4,675	2,560	340
Commercial land	3,176	3,167	4,653	4,360	5,034
Other commercial real estate	6,602	10,306	9,636	4,800	9,566
Commercial business	306	201	309	287	720
Consumer	2,426	2,440	2,639	2,529	1,930
Total nonperforming non-covered loans	20,525	22,675	24,357	16,414	19,821
Other nonperforming non-covered assets	8,208	10,723	8,463	7,650	8,557
Total nonperforming non-covered assets	$ 28,733	$ 33,398	$ 32,820	$ 24,064	$ 28,378

Allowance for loan losses to total non-covered loans	2.23%	2.22%	2.05%	2.02%	1.81%
Net charge-offs to average non-covered loans (annualized)	0.79%	0.66%	2.00%	2.59%	1.34%
Nonperforming non-covered loans to non-covered loans	3.53%	3.95%	4.15%	2.79%	3.33%
Nonperforming non-covered assets to total assets	2.61%	2.99%	3.15%	2.26%	2.61%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	4.87%	5.72%	5.51%	4.03%	4.71%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing (3)	$ 6,430	$ 12,987	$ 7,006	$ 5,767	$ 8,701
Past due loans (30-89 days) to total covered loans	3.81%	7.34%	5.09%	3.91%	5.43%

Total covered nonperforming loans (4)	$ 37,074	$ 35,830	$ 24,791	$ 25,541	$ 22,416
Other covered nonperforming assets	12,765	14,127	8,225	7,108	3,183
Total covered nonperforming assets	$ 49,839	$ 49,957	$ 33,016	$ 32,649	$ 25,599

Classified Assets (5)
Non-covered classified loans	$ 35,357	$ 41,515	$ 42,915	$ 44,532	$ 39,685
OREO and other nonperforming assets	8,208	10,723	8,463	7,650	8,557
Total classified assets	$ 43,565	$ 52,238	$ 51,378	$ 52,182	$ 48,242

Tier 1 capital	$ 104,487	$ 105,088	$ 102,628	$ 103,233	$ 104,469

Total classified assets to Tier 1 capital	41.69%	49.71%	50.06%	50.55%	46.18%

(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $14.8 million, $7.0 million, $7.7 million $13.7 million and $8.2 million at September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $29.1 million, $31.2 million, $28.7 million $39.3 million and $48.8 million at September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, respectively.
(5) Excludes loans and OREO covered by FDIC loss-share agreements.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011			2010
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.84%	4.95%	4.62%	4.68%	4.91%
Cost of funds	1.11%	1.23%	1.32%	1.51%	1.66%
Net interest rate spread	3.73%	3.72%	3.30%	3.17%	3.25%
Net interest margin (taxable equivalent)	3.76%	3.78%	3.42%	3.25%	3.42%

Selected End of Period Balances:
Loans covered by FDIC loss-share agreements	$ 168,940	$ 177,047	$ 137,758	$ 147,576	$ 160,327
Loans not covered by FDIC loss-share agreements	582,065	573,603	586,897	588,934	594,413
Total loans, net	751,005	750,650	724,655	736,510	754,740
Investment securities	132,443	156,328	154,006	111,586	87,255
Total interest-earning assets	916,910	931,156	886,872	914,456	937,278
Total assets	1,098,974	1,117,993	1,041,444	1,064,487	1,087,558
Noninterest-bearing deposits	87,413	82,305	78,342	70,056	70,908
Interest-bearing deposits	801,167	822,273	754,461	780,400	794,878
Total deposits	888,580	904,578	832,803	850,456	865,786
Total borrowings and other debt	105,778	108,011	107,646	110,678	111,021
Shareholders' equity	94,782	94,771	92,276	93,443	95,682

Selected Quarterly Average Balances:
Loans covered by FDIC loss-share agreements	$ 173,755	$ 170,580	$ 142,353	$ 154,998	$ 157,339
Loans not covered by FDIC loss-share agreements	576,846	583,294	583,993	592,056	610,042
Average loans, net	750,601	753,874	726,346	747,054	767,381
Investment securities	146,017	157,513	135,645	100,691	91,361
Average interest-earning assets	920,932	918,118	902,141	928,756	915,882
Average total assets	1,107,687	1,110,740	1,053,747	1,075,338	1,080,680
Noninterest-bearing deposits	84,001	81,617	72,235	69,675	68,100
Interest-bearing deposits	810,469	814,736	769,152	783,510	785,802
Average total deposits	894,470	896,353	841,387	853,185	853,902
Average borrowings and other debt	106,696	107,872	109,385	111,271	114,252
Shareholders' equity	94,711	95,116	93,533	94,761	96,258

Capital Ratios:
Total equity to total assets	8.62%	8.48%	8.86%	8.78%	8.80%
Tangible common equity to tangible assets	6.61%	6.49%	6.73%	6.69%	6.74%
Total Risk-Based Capital (Bank only)	17.32%	17.29%	16.70%	16.80%	16.83%
Tier 1 Risk-Based Capital (Bank only)	16.06%	16.03%	15.44%	15.54%	15.58%
Tier 1 Leverage Capital (Bank only)	9.53%	9.42%	9.89%	9.74%	9.58%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,		Amount	Percent
	2011	2010	Change	Change
(Dollars in thousands)

ASSETS
Cash and cash equivalents:	102,730	154,144	(51,414)	-33.35%
Investment securities available for sale, at fair value	54,938	71,293	(16,355)	-22.94%
Investment securities held to maturity, at amortized cost	77,505	15,962	61,543	385.56%
Federal Home Loan Bank stock, at cost	5,362	5,938	(576)	-9.70%
Presold loans in process of settlement	865	3,100	(2,235)	-72.10%
Loans:
Covered by FDIC loss-share agreements	168,940	160,327	8,613	5.37%
Not covered by FDIC loss-share agreements	582,065	594,413	(12,348)	-2.08%
Allowance for loan losses	(12,956)	(10,752)	(2,204)	20.50%
Loans, net	738,049	743,988	(5,939)	-0.80%
Other real estate owned	20,973	11,740	9,233	78.65%
Premises and equipment, net	25,059	23,972	1,087	4.53%
FDIC loss share receivable	41,671	30,608	11,063	36.14%
Accrued interest receivable	2,869	3,028	(159)	-5.25%
Bank-owned life insurance	18,816	18,107	709	3.92%
Intangible assets	1,499	1,834	(335)	-18.27%
Other assets	8,638	3,844	4,794	124.71%
Total assets	$ 1,098,974	$ 1,087,558	$ 11,416	1.05%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$ 87,413	$ 70,908	$ 16,505	23.28%
Interest-bearing demand and savings	373,131	326,539	46,592	14.27%
Time deposits	428,036	468,339	(40,303)	-8.61%
Total deposits	888,580	865,786	22,794	2.63%
Securities sold under repurchase agreements	9,641	9,785	(144)	-1.47%
Borrowed money	80,673	85,772	(5,099)	-5.94%
Subordinated debt	15,464	15,464	--	0.00%
Other liabilities	9,834	15,069	(5,235)	-34.74%
Total liabilities	1,004,192	991,876	12,316	1.24%
Shareholders' Equity
Preferred stock	20,734	20,651	83	0.40%
Common stock	124	124	--	0.00%
Additional paid-in-capital	63,234	63,018	216	0.34%
Retained earnings, substantially restricted	10,279	11,791	(1,512)	-12.82%
Accumulated other comprehensive income	411	98	313	319.39%
Total shareholders' equity	94,782	95,682	(900)	-0.94%
Total liabilities and shareholders' equity	$ 1,098,974	$ 1,087,558	$ 11,416	1.05%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	September 30, 2011	September 30, 2010	Amount Change	Percent Change
(Dollars in thousands)

Interest Income:
Interest and fees on loans	$ 10,233	$ 10,757	$ (524)	-4.87%
Investment securities:
Taxable interest income	893	620	273	44.03%
Tax-exempt interest income	72	131	(59)	-45.04%
Other interest income	48	88	(40)	-45.45%
Total interest income	11,246	11,596	(350)	-3.02%
Interest Expense:
Deposits	1,701	2,702	(1,001)	-37.05%
Repurchase agreements	13	54	(41)	-75.93%
Borrowed money	674	825	(151)	-18.30%
Subordinated debt	83	236	(153)	-64.83%
Total interest expense	2,388	3,581	(1,193)	-33.31%

Net interest income	8,692	7,806	886	11.35%
Provision for loan losses	1,350	3,000	(1,650)	-55.00%
Net interest income after provision for loan losses	7,342	4,806	2,536	52.77%
Noninterest Income:
Service charges on deposit accounts	1,084	1,131	(47)	-4.16%
Mortgage banking income	350	461	(111)	-24.08%
Commissions on sales of financial products	70	53	17	32.08%
Income from bank-owned life insurance	189	196	(7)	-3.57%
Gain (loss) from acquisition	(48)	193	(241)	-124.87%
Gain on sale of investments, available for sale	110	305	(195)	-63.93%
Gain (loss) on sale of other assets	41	(185)	226	-122.16%
Other income	194	136	58	42.65%
Total noninterest income	1,990	2,290	(300)	-13.10%
Noninterest Expense:
Compensation and benefits	3,736	3,777	(41)	-1.09%
Occupancy and equipment	866	732	134	18.31%
Loan collection and other expenses	333	271	62	22.88%
Advertising and business development	114	80	34	42.50%
Professional services	237	262	(25)	-9.54%
Data processing and other technology	293	242	51	21.07%
Deposit insurance	421	355	66	18.59%
Amortization of intangible assets	137	154	(17)	-11.04%
Other real estate owned valuation adjustments	1,308	393	915	232.82%
Other real estate owned expenses	309	333	(24)	-7.21%
Acquisition and integration expenses	143	141	2	1.42%
Other expenses	1,034	1,041	(7)	-0.67%
Total noninterest expense	8,931	7,781	1,150	14.78%

Income (loss) before income tax expense (benefit)	401	(685)	1,086	-158.54%
Income tax expense (benefit)	28	(413)	441	-106.78%
Net income (loss)	373	(272)	645	-237.13%
Dividends on preferred stock	247	256	(9)	-3.52%

Net income (loss) available to common shareholders	$ 126	$ (528)	$ 654	-123.86%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010	Amount Change	Percent Change
(Dollars in thousands)

Interest Income:
Interest and fees on loans	$ 30,023	$ 30,243	$ (220)	-0.73%
Investment securities:
Taxable interest income	2,669	1,914	755	39.45%
Tax-exempt interest income	209	509	(300)	-58.94%
Other interest income	151	236	(85)	-36.02%
Total interest income	33,052	32,902	150	0.46%
Interest Expense:
Deposits	5,683	7,871	(2,188)	-27.80%
Repurchase agreements	50	83	(33)	-39.76%
Borrowed money	2,283	2,605	(322)	-12.36%
Subordinated debt	218	707	(489)	-69.17%
Total interest expense	8,016	10,559	(2,543)	-24.08%

Net interest income	24,818	21,636	3,182	14.71%
Provision for loan losses	6,050	9,050	(3,000)	-33.15%
Net interest income after provision for loan losses	18,768	12,586	6,182	49.12%
Noninterest Income:
Service charges on deposit accounts	3,088	2,893	195	6.74%
Mortgage banking income	841	1,028	(187)	-18.19%
Commissions on sales of financial products	206	359	(153)	-42.62%
Income from bank-owned life insurance	586	627	(41)	-6.54%
Gain from acquisition	4,115	19,531	(15,416)	-78.93%
Gain on sale of investments, available for sale	111	349	(238)	-68.19%
Loss on sale of other assets	(285)	(451)	166	-36.81%
Other income	694	554	140	25.27%
Total noninterest income	9,356	24,890	(15,534)	-62.41%
Noninterest Expense:
Compensation and benefits	11,190	10,069	1,121	11.13%
Occupancy and equipment	2,567	2,454	113	4.60%
Loan collection and other expenses	827	560	267	47.68%
Advertising and business development	239	233	6	2.58%
Professional services	739	729	10	1.37%
Data processing and other technology	815	666	149	22.37%
Deposit insurance	1,116	969	147	15.17%
Amortization of intangible assets	412	372	40	10.75%
Other real estate owned valuation adjustments	3,292	1,088	2,204	202.57%
Other real estate owned expenses	906	685	221	32.26%
Acquisition and integration expenses	754	1,022	(268)	-26.22%
Other expenses	3,019	2,570	449	17.47%
Total noninterest expense	25,876	21,417	4,459	20.82%

Income before income tax expense	2,248	16,059	(13,811)	-86.00%
Income tax expense	470	5,680	(5,210)	-91.73%
Net income	1,778	10,379	(8,601)	-82.87%
Dividends on preferred stock	759	769	(10)	-1.30%

Net income available to common shareholders	$ 1,019	$ 9,610	$ (8,591)	-89.40%
CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com